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                                                  EXHIBIT 23(c)
                          Law Office of
                      GRAY, WOODS & COOPER








                          April 5, 1994



Kentucky Power Company
c/o American Electric Power
  Service Corp.
1 Riverside Plaza
Columbus, Ohio   43215

Dear Sirs:

     We hereby consent to the use of our firm name in the Registration Statement currently being filed by Kentucky Power Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the registration thereunder of $70,000,000.00 aggregate, the principal amount of debt securities.

     We further consent to the making of the statements with respect to our firm under the captions "Legal Opinions" and "Experts", appearing in the Registration Statement, and we further consent to the use of our name in the opinion of the law firm of Simpson Thacher and Bartlett, which is to be filed as an exhibit to said Registration Statement.

                                   Very truly yours,


                                   /s/ Gray, Woods & Cooper


                                   GRAY, WOODS & COOPER

RPW:jmb



\FINANCE\KPCO\EDGAR\L23C.REG

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